PRICING SUPPLEMENT NO. 3, Dated  November 8, 1995              Rule 424(b)(3)
(To Prospectus Supplement dated October 25, 1995)              File No. 33-68100

Book-Entry
CUSIP No. 88285C BE 3

                        TEXAS UTILITIES ELECTRIC COMPANY
                      SECURED MEDIUM-TERM NOTES, SERIES D
                       (A SERIES OF FIRST MORTGAGE BONDS)

             Principal Amount:                                                                          $15,000,000
                                                                                             --------------------------------
             Interest Rate (Fixed Rate):                                                                   6.27%
                                                                                             --------------------------------
             Issue Date:                                                                                 11-13-95
                                                                                             --------------------------------
             Maturity Date:                                                                              11-13-00
                                                                                             --------------------------------
             Issue Price (as a percentage of Principal Amount):                                           100.00%
                                                                                             --------------------------------
             Discount to Agent, as principal (as a percentage of Principal Amount)*:                       .50%
                                                                                             --------------------------------
             Proceeds to Company (as a percentage of Principal Amount)*:                                  99.50%
                                                                                             --------------------------------


             Redemption (Check blank opposite applicable sentence):
                                                                                                             x
                 The Offered Notes cannot be redeemed prior to maurity:                      --------------------------------
                 The Offered Notes may be redeemed prior to maturity:                        --------------------------------

             Terms of Redemption (if applicable):

                 Par Date:                                                                                  N/A
                                                                                             --------------------------------
                 Limitation Date:                                                                           N/A
                                                                                             --------------------------------
                 Reduction Percentage:                                                                      N/A
                                                                                             --------------------------------
                 Initial Redemption Date:                                                                   N/A
                                                                                             --------------------------------
                 Initial Percentage:                                                                        N/A
                                                                                             --------------------------------
Interest Payment Dates:                                                                            March 1 and September 1

Record Dates:                                                                                    February 15 and August 15

Additional Terms:


      Agency Transaction           [ ]*
                        or
      Principal Transaction        [x]*

Name of Principal:    Morgan Stanley & Co. Incorporated

 ________________________________________________________
* If the Agency Transaction box is checked, the Offered Notes are being offered directly by Texas Utilities Electric Company through any Agent, acting as agent for Texas Utilities Electric Company. If the Principal Transaction box is checked, however, the Offered Notes have been sold to the Agent, as principal, for resale to purchasers upon terms described in the Prospectus Supplement, dated October 25, 1995, and this Pricing Supplement. If the Principal Transaction box is checked and the Offered Notes are being offered by the Agent, as principal, the Offered Notes were purchasd by the Agent, as principal, from Texas Utilities Electric Company at the price set forth above under "Proceeds to Company (as a percentage of Principal Amount)".